EXHIBIT 99.1

Press Release

EMCORE Corporation Receives Notice From NASDAQ
Due to Delay in Filing of Form 10-Q

Somerset, NJ - February 20, 2007 - EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite and terrestrial solar power markets, announced today that it received a NASDAQ Staff Determination letter stating that the Company is not in compliance with the filing requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) and that its common stock is subject to delisting from The NASDAQ Stock Market. The notice, which the Company expected, was issued as a result of the Company’s failure to file its report on Form 10-Q for the fiscal quarter ended December 31, 2006 with the Securities and Exchange Commission by the required deadline. The Company had previously filed a Form 12b-25 with the SEC indicating that the Company would be unable to file its Form 10-Q by the original filing deadline of February 9, 2006 due to the Company’s ongoing review of its prior stock option grants.

The Company attended a hearing before the NASDAQ Listing Qualifications Panel on February 15, 2007 to review both the Staff Determination letter received by the Company on December 18, 2006 as a result of the Company's inability to file its Form 10-K for the year ended September 30, 2006 by the required deadline and the Staff Determination letter received by the Company on February 13, 2007 as a result of the Company's inability to file its Form 10-Q for the quarter ended December 30, 2006 by the required deadline. The Company expects the Panel to respond in the next thirty days to the Company's request for continued listing. The Company can make no assurances that the NASDAQ Listing Qualifications Panel will grant the Company’s request for continued listing. Under NASDAQ Marketplace rules, the Company’s request for a hearing automatically stays the delisting of the Company’s common stock pending the issuance of a written determination by the NASDAQ Listing Qualifications Panel.

The Company plans to file its Form 10-K for the year ended September 30, 2006 and Form 10-Q for the fiscal quarter ended December 31, 2006 as soon as reasonably practicable.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optic, satellite and solar power markets. EMCORE’s Fiber Optic segment offers optical components, subsystems and systems for high-speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE’s Photovoltaic segment provides products for both satellite and terrestrial applications.  For satellite applications, EMCORE offers high efficiency Gallium Arsenide (GaAs) solar cells, Covered Interconnect Cells (CICs) and panels. For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the Company’s plans to regain compliance with the NASDAQ listing requirements. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially from those projected. These risks and uncertainties include, but are not limited to, the timing and results of the review by the Special Committee; the outcome of the NASDAQ appeal hearing; the impact of any actions that may be required or taken as a result of such review or the NASDAQ appeal hearing and review process; and the ability of the Company to regain compliance with the NASDAQ listing requirements. Information regarding other risks and uncertainties can be found in the Company’s Annual Report on Form 10−K and other interim reports as filed with the Securities and Exchange Commission.

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EMCORE Corporation
Adam Gushard - Chief Financial Officer
(505) 332-5000
info@emcore.com

KEKST AND COMPANY
Fred Spar
(212) 521-4813
or
Joseph Kuo
(212) 521-4863